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                                                                   Exhibit 10.30

                         ACCESSION DEED FOR GUARANTORS

THIS DEED POLL is made on       24 October 2000

BY BURNS PHILP PAKISTAN PTY LIMITED, ACN 068 581 653, of Level 2, 51-57 Pitt Street, Sydney NSW 2000.

RECITALS

A. Under a guarantee and indemnity entitled "Deed of Guarantee and Indemnity" dated 28 July 1998 from the companies described in Item 1 of the Schedule to that guarantee and indemnity in favour of the Trustee and the Debenture Stockholders ("Guarantee and Indemnity") a person may become a Guarantor by execution of a Deed in the form of this Deed.

B. The New Guarantor wants to become a Guarantor under the Guarantee and Indemnity.

THIS DEED POLL WITNESSES as follows:

1.   INTERPRETATION

1.1 Terms and expressions defined in the Guarantee and Indemnity have the same meaning as in this Deed Poll.

1.2 The following words have these meanings in this Deed Poll, unless the contrary intention appears:

          "Existing Guarantor" means each Guarantor which are signatories (or have otherwise become a party) to the Guarantee and Indemnity and have not been released from that document.

2.   RIGHTS AND OBLIGATIONS OF GUARANTOR

     For valuable consideration including, among other things, the payment by the Trustee to the New Guarantor of $10.00 (receipt of which is acknowledged), the New Guarantor jointly and severally with each Existing Guarantor irrevocably and unconditionally agrees to be bound by the terms and conditions of the Guarantee and Indemnity.

3.   STATUS OF GUARANTOR

     The New Guarantor irrevocably acknowledges and confirms that it becomes a "Guarantor" as defined in, and for all purposes under, the Guarantee and Indemnity as if named in and as a party to the Guarantee and Indemnity from the date of this Deed and accordingly is bound by the Guarantee and Indemnity as a Guarantor on and from that date.



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4.   GOVERNING LAW

     This Deed Poll is governed by the laws of the Australian Capital Territory.

5.   BENEFIT OF DEED POLL

     This Deed Poll is given in favour of and for the benefit of the Trustee and Debenture Stockholders, each Existing Guarantor, and persons claiming through the Trustee, Debenture Stockholder or an Existing Guarantor and their respective successors and permitted assigns.


EXECUTED as a Deed Poll




THE COMMON SEAL of BURNS           )         [BURNS PHILP PAKISTAN PTY LIMITED
PHILP PAKISTAN PTY LIMITED         )          A.C.N. 068 581 653
was affixed in the presence of:    )          COMMON SEAL]



/s/ Helen Golding                       /s/ Thomas J. Degnan
-----------------------------------     -----------------------------------
Secretary                               Director


Helen Golding                           Thomas J. Degnan
-----------------------------------     -----------------------------------
Print Name                              Print Name





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